Transforming how the world connects Business Update – Fourth Quarter 2024 March 4, 2025 NASDAQ: ASTS ast-science.com

ast-science.com Forward Looking Statements This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict. Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BlueBird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K to be filed with the SEC on March 3, 2025. AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K to be filed with the SEC on March 3, 2025. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. Use of Non-GAAP Financial Measures Adjusted operating expense is an alternative financial measure used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expense as total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense. We believe Adjusted operating expenses is a useful measure across time in evaluating the Company's operating performance as we use Adjusted operating expenses to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expense is a non-GAAP financial measure that has no standardized meaning prescribed by U.S. GAAP, and therefore has limits in its usefulness to investors. Because of the non-standardized definition, it may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. This measure is not, and should not be viewed as, a substitute for its most directly comparable GAAP measure of total operating expenses. Industry and Market Data This presentation includes market data and other statistical information from sources believed to be reliable, including independent industry publications, governmental publications or other published independent sources. Although AST SpaceMobile believes these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness. Trademarks and Trade Names AST SpaceMobile owns or has rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with AST SpaceMobile, or an endorsement or sponsorship by or of AST SpaceMobile. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that AST SpaceMobile will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Building the First and Only Space-Based Cellular Broadband Network ast-science.com 3

Key Highlights 4 New $43 million contract Significant advancement in commercialization of SpaceMobile network with new commercial agreements with Vodafone and the U.S. Government Achieved full operational status for first five BlueBird commercial satellites, each with the largest-ever commercial communications arrays deployed in low Earth orbit (LEO) Accelerated satellite manufacturing with planning and production of 40 Block 2 BlueBird satellites underway at AST SpaceMobile manufacturing facilities in Midland, Texas Spectrum agreement for long-term access to up to 45 MHz of premium lower mid-band spectrum in U.S. for direct-to-device applications will enable peak data transmission speeds of up to 120 Mbps nationwide Robust balance sheet with nearly $1.0 billion in cash, cash equivalents, and restricted cash (as of December 31, 2024), pro forma for convertible notes offering New and returning common shareholders New BlueBird satellites fully operational Definitive Agreement through 2034 Jointly owned European distribution

Significant Advancement In Commercialization Of SpaceMobile Network

Vodafone definitive commercial agreement through 2034 establishes framework to offer **SpaceMobile service** across Europe and Africa

Plans to form **jointly owned Vodafone European distribution entity** to **accelerate commercialization** strategies across European continent

Secured **$43 million revenue contract with U.S. Space Development Agency** through a prime contractor to support critical government missions

POTENTIAL COVERAGE



STRATEGIC INVESTORS

AT&T, vodafone, verizon, Google, Rakuten, AMERICAN TOWER, Bell

SELECT MNO PARTNERS

AT&T, vodafone, verizon, Bell, Rakuten, orange, Telefónica, MTN, Smart, LIBERTY LATIN AMERICA, africell, indosat, TELECOM, Telstra, smartfren., TIM, tigo, etisalat by e&, Globe, zain, stc

Agreements with ~50 mobile network operators globally, which have nearly 3.0 billion existing subscribers globally

Note: When operational, SpaceMobile Service will be available to MNOs on a wholesale basis, with existing relationships spanning nearly all large countries (excluding China, Russia).

5
ast-science.com
AST SpaceMobile

Successfully conducted capability demonstrations of two-way video call transmission with AT&T, Verizon, and Vodafone using unmodified smartphones in premium low-band wireless spectrum 6 Received FCC grant of Special Temporary Authority (STA) with AT&T and Verizon in the U.S. to facilitate initial services, targeting approximately 100% nationwide coverage from space with over 5,600 coverage cells Preparing to test service with AT&T and Verizon in the U.S., Vodafone in the UK and Turkey, and Rakuten in Japan USA Achieved Full Operational Status for First Five BlueBird Commercial Satellites

Accelerated Satellite Production and Manufacturing

Planning and production of 40 Block 2 BlueBird satellites underway at manufacturing facilities in Midland, Texas

Accelerated procurement of components and materials needed to **complete fully assembled microns and phased array** for **over 50 satellites in total**

Exercised option for additional orbital launches, with contracted launch capacity now for **~60 satellites during 2025 and 2026**

Completed bring-up and initial validation of novel ASIC, supporting **up to 10,000 MHz** in processing bandwidth per satellite with **peak data transmission speeds of up to 120 Mbps**

Global manufacturing expansion to ~194,000 sq ft in Midland, TX, ~59,000 sq ft in Barcelona, Spain, and soon, ~85,000 sq ft in Homestead, Florida



PHASED ARRAY ASSEMBLY





MIDLAND

BARCELONA





7
ast-science.com

AST SpaceMobile

Announced Plans for Vodafone European Distribution Entity

Long-term partnership dating to 2018

AST SpaceMobile | vodafone



European distribution entity, **jointly owned with Vodafone**, to provide SpaceMobile **service to all of Europe**



Partnership **to offer shared ground infrastructure** and **turn-key service** throughout Europe



Fully sovereign backhaul capabilities under Vodafone co-ownership, with European headquarters and management

MAR 2025 Announced plans to form joint AST SpaceMobile and Vodafone European Direct-to-Device service provider

FEB 2025 Announced plans for University of Málaga launch space and land mobile broadband research and validation hub

JAN 2025 First-ever space-based video call in Europe from Wales on Block 1 BlueBird

DEC 2024 Signed definitive commercial agreement to deliver AST SpaceMobile service through 2034

JAN 2024 Third $ investment by Vodafone in AST SpaceMobile

SEP 2023 First-ever 5G voice call from space to everyday smartphone on BlueWalker-3

JUN 2023 First-ever 4G voice call from space to everyday smartphone on BlueWalker-3

FEB 2022 AST SpaceMobile and Vodafone announce collaboration to build space-based cellular broadband network

APR 2021 Vodafone's Luke Ibbetson elected to AST SpaceMobile's Board of Directors

APR 2021 Second $ investment by Vodafone in AST SpaceMobile

NOV 2019 First $ investment by Vodafone in AST SpaceMobile

AUG 2018 AST SpaceMobile and Vodafone sign Memorandum of Understanding to evaluate technology

Note: The geographic scope is subject to legal and compliance regulations from relevant regulatory bodies and technical review to ensure countries can be served from planned European ground stations.

8
ast-science.com
AST SpaceMobile

Existing low-band 3GPP strategy is enhanced with new potential mid-band spectrum access Spectrum Agreement for Access to up to 45 MHz in U.S. 80+ year usage rights for a large block of a scarce resource of mid-band spectrum 9 Enhances potential of growing in-orbit cellular broadband network, expanding subscriber capacity while enabling peak data rates up to 120 Mbps More spectrum means more subscribers and better services in the U.S. – the most valuable wireless market in the world Strengthens AST SpaceMobile’s position within broader wireless ecosystem with additional core strategic asset Matches attractive spectrum position with the largest satellite arrays in LEO for direct-to-device cellular broadband from space Carrier Aggregation Leveraging both low-band coverage and mid-band capacity through carrier aggregation Note: Transaction and Binding Agreement is subject to documentation, regulatory and bankruptcy court approval, and closing conditions.

Adj. Operating Expenses 1 Liquidity 3,4 $M $M Non-GAAP. See appendix for a reconciliation. Adjusted operating expenses is equal to total operating expense adjusted to exclude depreciation and amortization and stock based-compensation expense. Depreciation and amortization for the three months ended December 31, 2024 and September 30, 2024 was $8.5 million and $14.5 million, respectively. Stock-based compensation for the three months ended December 31, 2024 and September 30, 2024 consisted of $8.3 million and $3.4 million of engineering services costs and $3.1 million and $3.4 million of general and administrative costs, respectively. Gross property and equipment as of December 31, 2024, September 30, 2024 and December 31, 2023 was $460.0 million, $374.0 million, and $299.7 million, respectively. Accumulated depreciation and amortization as of December 31, 2024, September 30, 2024 and December 31, 2023 was $122.4 million, $113.9 million, and $61.2 million, respectively. Cash Position as of December 31, 2024 and September 30, 2024 includes $2.5 million of restricted cash. Pro forma additional net proceeds since December 31, 2024 comprised of $401.8 million from issuance of 2032 Convertible Notes and $10.4 million from 2024 ATM Equity Program. Capital Expenditures 2 $M ASIC $567.5 Operating and Capital Metrics

Appendix ast-science.com 11

Reconciliation to non-GAAP Measures – Adj. Operating Expenses Adj. operating expenses – 12 months ended ($ in thousands)  Dec 31, '24 Sept 30, '24 Dec 31, '23 Engineering services costs 30,945 21,828 19,992 General and administrative costs 15,889 15,551 10,528 Research and development costs 5,348 14,724 10,766 Depreciation and amortization 8,460 14,543 19,592 Total operating expenses 60,642 66,646 60,878 Less: Depreciation and amortization (8,460) (14,543) (19,592) Less: Stock-based compensation expense 1 (11,422) (6,810) (2,694) Total adj. operating expenses 40,760 45,293 38,592 Stock-based compensation for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023 consisted of $8.3 million, $3.4 million, and $1.5 million of engineering services costs and $3.1 million, $3.4 million, and $1.2 million of general and administrative costs, respectively. Stock-based compensation for the twelve months ended December 31, 2024 and 2023 consisted of $15.4 million and $8.8 million of engineering services costs and $16.6 million and $4.5 million of general and administrative costs, respectively. Adj. operating expenses – 3 months ended ($ in thousands)  Dec 31, '24 Dec 31, '23 Engineering services costs 93,491 78,811 General and administrative costs 61,566 41,601 Research and development costs 28,783 47,486 Depreciation and amortization 63,340 54,469 Total operating expenses 247,180 222,367 Less: Depreciation and amortization (63,340) (54,469) Less: Stock-based compensation expense 2 (32,039) (13,289) Total adj. operating expenses 151,801 154,609